UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15169	74-2853258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway, Suite 220, Bldg. 3 Austin, Texas 78746
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:
(512) 531-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On April 6, 2006, Perficient, Inc. (the “Company”) entered into an Agreement and Plan of Merger by and between the Company, PFT MergeCo, Inc., a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), Bay Street Solutions, Inc., a California corporation (“Bay Street”) and the other signatories thereto (the “Merger Agreement”) pursuant to which Merger Sub merged with and into Bay Street (the “Merger”), with Bay Street surviving the Merger as a wholly owned subsidiary of the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The descriptions of the Merger Agreement included in this Current Report on Form 8-K are qualified, in their entirety, by the terms of the Merger Agreement.

Immediately following the Merger, the Company effected the merger of Bay Street with and into Perficient Bay Street, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 7, 2006, the Company consummated the Merger with Bay Street contemplated by the Merger Agreement referenced above. The total consideration paid to the stockholders of Bay Street in connection with the Merger was approximately $9.3 million, which included approximately $4.1 million in cash and approximately $5.2 million worth of the Company’s common stock as calculated on the average closing price of the Company’s common stock for the thirty trading days immediately preceding the closing date of the Merger. The total consideration paid excludes transaction costs and is subject to certain post-closing adjustments.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02  Unregistered Sales of Equity Securities.

As described under Item 2.01 of this Current Report on Form 8-K, the Company issued 464,562 shares of the Company’s Common Stock (or approximately $5.2 million based on the average closing price of the Company’ common stock for the thirty trading days immediately preceding the closing date of the Merger) to the stockholders of Bay Street as part of the total consideration for the Merger. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01  Regulation FD Disclosure.

On April 7, 2006 the Company issued a press release announcing the signing of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

No Financial Statements relating to the Acquisition are required pursuant to Rule 3-05 of Regulation S-X.

(b) Pro Forma Financial Information

No pro forma financial information relating to the Acquisition are required pursuant to Article 11 of Regulation S-X.

(c)  Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 6, 2006, by and among Perficient, Inc., PFT MergeCo, Inc., Bay Street Solutions, Inc. and the other signatories thereto.

99.1	Perficient, Inc. Press Release issued on April 7, 2006 regarding the acquisition of Bay Street Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Dated April 12, 2006	By:	/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer

PERFICIENT, INC.
EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 6, 2006, by and among Perficient, Inc., PFT MergeCo, Inc., Bay Street Solutions, Inc. and the other signatories thereto.

99.1	Perficient, Inc. Press Release issued on April 7, 2006 regarding the acquisition of Bay Street Solutions, Inc.